Exhibit 10.15
Return to:
Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas TX 75204
Cross Reference:
Clerks File No. 2004-0182656
Collin County, Texas Public Records
Capmark Loan #99-1072814
Loan Assumption Agreement
     This Loan Assumption Agreement (this “Agreement”) is made and entered into as of December 7, 2006 (the “Effective Date”) by and between Berkeley Center, Ltd., a Texas limited partnership (“Prior Owner”); William L. Hutchinson, an individual resident of Texas (“Prior Guarantor”); AmREIT SSPF Berkeley, LP, a Delaware limited partnership (“Borrower”); AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership (“New Guarantor”); and LaSalle Bank National Association as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC12 (“Lender”).
RECITALS
     A. Prior Owner was the maker of that certain Promissory Note, dated December 15, 2004 (the “Note”), in the original principal amount of Eighteen Million One Hundred Thousand and 00/100 Dollars ($18,100,000.00) and payable to the order of CIBC Inc. (“Former Lender”).The loan evidenced by the Note is herein referred to as the “Loan.”
     B. The Note is secured by that certain Deed of Trust Assignment of Leases and Rents and Security Agreement, dated December 15, 2004 (the “Mortgage”), executed by Prior Owner to Robert Galperin (the “Trustee”) for the benefit of Former Lender and recorded under Clerk’s File No. 2004-0182656 in the Official Records of Collin County, Texas (the “Public Records”). The Mortgage encumbers certain real property described on Exhibit A attached hereto and by this reference incorporated herein (together with all other property, real and personal, encumbered by the Mortgage, the “Property”).
     C. The Loan is further evidenced by (i) that certain Cross-Collateralization, Cross-Contribution and Cross-Default Agreement with Modification of Deed of Trust, dated December 15, 2004, as amended by that certain First Amendment to Cross-Collateralization, Cross-Contribution and Cross-Default Agreement with Modification of Deed of Trust, dated June 3, 2005 (collectively, the “Cross-Default Agreement”), executed by Prior Owner and PTC Dunhill Holdings, Ltd. in favor of Former Lender and (ii) that certain Assignment of Leases and Rents, dated December 15, 2004, executed by Prior Owner in favor of Former Lender;
     D. In connection with the Loan, Prior Owner also delivered, or caused to be delivered, the following documents to Former Lender:
          (1) those certain UCC Financing Statements (collectively, the “Prior UCC”) naming Prior Owner as Debtor therein, and Former Lender as Secured Party therein, and filed in the Public Records and in the records of the Secretary of State of Texas;

     D. In connection with the Loan, Prior Owner also delivered, or caused to be delivered, the following documents to Former Lender:
     (1) those certain UCC Financing Statements (collectively, the “Prior UCC”) naming Prior Owner as Debtor therein, and Former Lender as Secured Party therein, and filed in the Public Records and in the records of the Secretary of State of Texas;
     (2) that certain Hazardous Substance Indemnity Agreement (the “Prior Environmental Agreement”) dated December 15, 2004, executed by Prior Owner and Prior Guarantor for the benefit of Former Lender;
     (3) that certain Indemnity and Guaranty Agreement, dated December 15, 2004, and Reaffirmation of Guaranty, dated June 3, 2005 (collectively, the “Prior Carve Out Guaranty”), executed by Prior Guarantor for the benefit of Former Lender;
     (4) that certain Cash Management Agreement (the “Prior Cash Management Agreement”) dated December 15, 2004, between Prior Owner, Former Lender and Dunhill Property Management Services, Inc. (the “Former Manager”);
     (5) that certain Manager’s Subordination Agreement (the “Prior Manager’s Agreement”), between Former Manager and Former Lender;
     (6) that certain Escrow Agreement (the “Escrow Agreement”), dated December 15, 2004, executed “by Prior Owner, LandAmerica Commonwealth Title of Dallas, Inc., and Former Lender;
     (7) that certain Closing Certificate (the “Closing Certificate”) dated December 15, 2004, executed by Prior Owner in favor of Former Lender;
     (8) that certain Certificate (Lease Form) (the “Lease Form Certificate”) dated December 15, 2004, executed by Prior Owner in favor of Former Lender;
     (9) the Leasing Agreement Subordination (the “Subordination”) dated December 15, 2004 executed by Prior Owner and Dunhill Partners, Inc.;
     (10) the Notice of Final Agreement (the “Notice”);
     (11) the Clearing Bank Instruction Letter (the “Instruction Letter”),
     (12) the Earn-Out Letter Agreement (the “Earn-Out Letter”) dated December 15, 2004; and
     (13) the Post-Closing Agreement (the “Post-Closing Agreement”).

(The Prior UCC, Prior Environmental Agreement, Prior Carve Out Guaranty, Prior Cash Management Agreement, Prior Manager’s Agreement, Escrow Agreement, Closing Certificate, Lease Form Certificate, Subordination, Notice, Instruction Letter, Earn-Out Letter and Post-Closing Agreement are hereinafter referred to collectively as the “Prior Owner’s Loan Documents.”)
     E. Upon the Effective Date, Borrower is executing and delivering, or is causing to be delivered, to Lender the following documents:
     (1) those certain UCC Financing Statements (collectively, the “UCC”) naming Borrower as Debtor therein, and naming Lender, as Secured Party therein, to be filed in the Public Records and the records of the Secretary of State of Delaware;
     (2) that certain Hazardous Substance Indemnity Agreement (the “Environmental Agreement”) dated as of the Effective Date, delivered by Borrower and New Guarantor for the benefit of Lender;
     (3) that certain Carve Out Guaranty (the “Guaranty”) dated as of the Effective Date, executed and delivered by New Guarantor, for the benefit of Lender;
     (4) that certain Cash Management Agreement (the “Cash Management Agreement”) dated as of the Effective Date, between Borrower, Lender and AmREIT Realty Investment Corporation;
     (5) that certain Manager’s Subordination Agreement (the “Manager’s Agreement”) dated as of the Effective Date, between AmREIT Realty Investment Corporation and Lender; and
     (6) this Agreement.
(The Note, the Mortgage, the Cross-Default Agreement, the UCC, the Environmental Agreement, the Guaranty, the Cash Management Agreement, the Manager’s Agreement and this Agreement, together with all other documents evidencing, serving or otherwise pertaining to the Loan (other than the Prior Owner’s Loan Documents) are hereinafter referred to collectively as the “Loan Documents”, and singularly as a “Loan Document”.)
     F. Lender is the holder of the Note and is the successor in interest to Former Lender in and to the Loan Documents and the Prior Owner’s Loan Documents.
     G. The Property is being conveyed by Prior Owner to Borrower as of the Effective Date, and as part of the consideration for such conveyance, Borrower and Guarantor agree to assume, subject to this Agreement, all the obligations under the Loan Documents and comply with all covenants and obligations contained in the Loan Documents.

     H. Prior Owner and Borrower have requested that Lender consent to the assumption of the Loan and waive the due on sale restrictions of the Mortgage to permit the conveyance of the Property to Borrower.
     I. Lender is willing to consent to the transfer of the Property by Prior Owner to Borrower and the assumption of the Loan by Borrower, subject to the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) cash in hand paid by the parties hereto each to the other and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Loan Information.
     (a) Lender certifies that the principal balance outstanding under the Note as of the Effective Date is $22,022,876.50. Interest on the Loan has been paid through November 30, 2006. All escrow deposits held by Lender in connection with the Loan Documents shall, from and after the Effective Date, be for the account of Borrower. To the actual knowledge of Lender as of the Effective Date, no event of default, or event which with the passage of time or the giving of notice, or both, would constitute an event of default, under the Loan Documents has occurred and is continuing. Lender reserves the right to declare any existing default which subsequently comes to the attention of Lender.
     (b) Lender is holding the following escrow and/or reserve balances as of the Effective Date:

Real Estate Taxes	$555,791.52
Insurance	$39,440.90
Repair Escrow	$0.00
Replacement Reserve	$175,939.18
TI Leasing Reserve	$214,456.36
TI/LC General Reserve	$0.00
Other Escrow	$252,451.94
Holdback Reserve	$103.68
Holdback Reserve	$0.00
     (c) The parties acknowledge and agree that Lender shall continue to hold the escrow and reserve balances for the benefit of Borrower in accordance with the terms of the Loan Documents. Prior Owner and Prior Guarantor covenant and agree that the Lender has no further duty or obligation of any nature to Prior Owner or Prior Guarantor relating to such escrow and/or reserve balances. The funds listed above constitute all of the reserve and escrow funds currently held by Lender with respect to the Loan. All escrow deposits held by Lender in connection with the Loan Documents shall, from and after the Effective Date, be for the account of Borrower.

     2. Organization and Authority of Borrower.
     (a) Borrower represents and warrants to Lender as follows:
          (1) Borrower is a limited partnership, duly formed and validly existing under the laws of the State of Delaware, and duly qualified to transact business under the laws of the state in which the Property is located. The organizational ID number of the Borrower is 20-5839425. On or prior to the date hereof, Borrower has delivered to Lender a fully executed IRS form W-9.
          (2) No proceeding is pending for the dissolution or annulment of Borrower, and all license and franchise taxes due and payable by Borrower have been paid in full.
          (3) Borrower has the full power and authority to enter into and perform this Agreement and to assume the Loan. The execution, delivery and performance of this Agreement and the other documents contemplated herein by Borrower (A) have been duly and validly authorized by all necessary action on the part of Borrower, (B) does not conflict with or result in a violation of Borrower’s organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Borrower is a party, (C) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Borrower is bound or to which Borrower is a party, and (D) constitutes the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.
     (b) New Guarantor represents and warrants to Lender as follows:
          (1) New Guarantor is a limited partnership, duly formed and validly existing under the laws of the State of Texas, and to the extent required by applicable law, duly qualified to transact business under the laws of the state in which the Property is located.
          (2) No proceeding is pending for the dissolution or annulment of New Guarantor, and all license and franchise taxes due and payable by New Guarantor have been paid in full.
          (3) New Guarantor has the full power and authority to enter into and perform this Agreement and perform its obligations under the Guaranty. The execution, delivery and performance of this Agreement and the other documents contemplated herein by New Guarantor (A) have been duly and validly authorized by all necessary action on the part of New Guarantor, (B) does not conflict with or result in a violation of New Guarantor’s organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which New Guarantor is a party, (C) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which New Guarantor is bound or to which New Guarantor is a party, and (D) constitutes the valid and binding obligations of New Guarantor, enforceable against New Guarantor in accordance with their terms.

     3. Representations and Warranties.
     (a) As of the effective date, Prior Owner hereby represents and warrants to Lender as follows:
               (1) There is no Event of Default (as defined in the Mortgage) or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents executed or assumed by Prior Owner or the Prior Owner’s Loan Documents;
               (2) There are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics’ liens (except as shown on the title commitment dated effective July 18, 2006, issued October 3, 2006, by Republic Title Company, G.F. No. 06R29866SJ6, and being bonded around in accordance with the Loan Documents and applicable law) or liens for delinquent taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received by Prior Owner;
               (3) The Loan Documents executed by Prior Owner and Prior Owner’s Loan Documents are in full force and effect;
               (4) Prior Owner has thoroughly read and reviewed the terms and provisions of this Agreement, the Loan Documents executed by Prior Owner and the Prior Owner’s Loan Documents, and is familiar with same, and Prior Owner has entered into this Agreement voluntarily, without duress or undue influence of any kind, and with the advice and representation of legal counsel, if any, selected by Prior Owner; and
     (b) As of the Effective Date, Prior Guarantor hereby represents and warrants to Lender as follows:
               (1) There is no Event of Default or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents executed by Prior Guarantor or Prior Owner’s Loan Documents executed by Prior Guarantor;
               (2) The Loan Documents and Prior Owner’s Loan Documents executed by Prior Guarantor are in full force and effect;
               (3) Prior Guarantor has thoroughly read and reviewed the terms and provisions of this Agreement, the Loan Documents executed by Prior Guarantor and Prior Owner’s Loan Documents executed by Prior Guarantor, and is familiar with same, and Prior Guarantor has entered into this Agreement voluntarily, without duress or undue influence of any kind, and with the advice and representation of legal counsel, if any, selected by Prior Guarantor; and

     (c) Borrower hereby represents and warrants to Lender as follows:
               (1) To Borrower’s knowledge as of the Effective Date, there is no Event of Default or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents;
               (2) Borrower has thoroughly read and reviewed the terms and provisions of this Agreement and the other Loan Documents and is familiar with same, and Borrower has entered into this Agreement voluntarily, without duress or undue influence of any kind, and with the advice and representation of legal counsel, if any, selected by Borrower; and
               (3) With the exception of the information relating to the proposed ownership structure of Borrower, which has been subsequently updated by information delivered to Lender in writing, all written information and materials, including financial information, regarding Borrower and its affiliates provided to Lender in connection with the assumption of the Loan were true and correct in all material respects as of the date provided to Lender and remain true and correct in all material respects as of the date of this Agreement.
     (d) New Guarantor represents and warrants to Lender as follows:
               (1) New Guarantor has received and reviewed the Loan Documents;
               (2) All information and materials provided to Lender, including financial information, regarding New Guarantor provided to Lender in connection with the assumption of the Loan was true and correct in all material respects as of the date provided to Lender and remains materially true and correct as of the date of this Agreement; and
               (3) There is no bankruptcy, receivership or insolvency proceeding pending or threatened against New Guarantor.
Prior Owner, Prior Guarantor, Borrower and New Guarantor acknowledge that Lender is relying upon the foregoing representations and warranties as a material inducement to Lender’s execution of this Agreement.
     4. Consent of Lender. Lender hereby consents to the sale of the Property by Prior Owner to Borrower and agrees that such sale shall not constitute a default under the Prior Owner’s Loan Documents or the Loan Documents. Notwithstanding the foregoing, this consent to the transfer of the Property shall not be deemed to be a waiver of the right of the Lender under the Mortgage or the Loan Documents to prohibit any future transfers of the Property or any interest therein, or of the right of the Lender to deny consent to any such transaction in the future in accordance with the provisions of the Mortgage. From and after the Effective Date, references in the Loan Documents to “Maker,” “Mortgagor,” “Debtor,” “Borrower,” or other similar references that prior to the Effective Date referred to Prior Owner shall refer to Borrower, and references in the Loan Documents to “Guarantor” or other similar references that prior to the Effective Date referred to Prior Guarantor shall refer to New Guarantors).

     5. Assumption and Ratification. Subject to Section 26 below, Borrower hereby assumes and agrees to comply with all covenants and obligations of Prior Owner contained in the Loan Documents and henceforth shall be bound by all the terms thereof. Without limiting the foregoing, Borrower hereby assumes and agrees to pay in full as and when due all payments, the obligations and other indebtedness evidenced by the Note. Borrower hereby authorizes the Lender to file any and all UCC financing statements as Lender may deem necessary including, without limitation, financing statements containing the description “all assets of Borrower” or “all personal property of Borrower” or similar language. As assumed hereby, the Loan Documents executed by Prior Owner shall remain in full force and effect. Subject to Section 26 below, the Borrower hereby adopts, ratifies and confirms as of the Effective Date all of there presentations, warranties and covenants of Prior Owner contained in the Loan Documents as modified by this Agreement.
     6. Release of Claims. Prior Owner, Prior Guarantor, Borrower and New Guarantor (individually, a “Borrower Party” and collectively, the “Borrower Parties”), hereby jointly and severally, unconditionally and irrevocably, finally and completely RELEASE AND FOREVER DISCHARGE Former Lender and Lender, and their respective successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys and agents, past, present and future (collectively and individually, “Lender Parties”), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Borrower Parties have as of the Effective Date or may claim to have against Lender Parties arising out of or with respect to any and all transactions relating to the Loan, the Prior Owner’s Loan Documents or the Loan Documents occurring on or before the Effective Date, including any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender Parties occurring on or before the Effective Date. The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender Parties with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender Parties arising or occurring on or before the Effective Date. Borrower Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release. Each Borrower Party for itself represents and warrants to Lender that such Borrower Party has not previously assigned or transferred to any person or entity any matter released hereunder, and such Borrower Party agrees to indemnify, protect and hold the Lender Parties harmless from and against any and all claims based on or arising out of any breach of the foregoing representation and warranty by such Borrower Party.
     7. Default. Any default by Borrower in the performance of its obligations herein contained, or any material inaccuracy in the representations and warranties made by Borrower herein, shall constitute a default under the Loan Documents and shall entitle Lender to exercise all of its rights and remedies set forth in the Loan Documents.
     8. Lift of Bankruptcy Stay. Notwithstanding any provision in the Loan Documents to the contrary, in the event Borrower shall make application for or seek relief or protection under any of the sections or chapters of the United States Bankruptcy Code (the “Code”), or in the event that any involuntary petition is filed against Borrower under any section of the Code, Borrower will not oppose Lender’s application for immediate relief from any automatic stay imposed by Sec. 362 of the Code, or otherwise, or on or against the exercise of the rights and remedies otherwise available to Lender pursuant to the Loan Documents and as otherwise provided by law.
     9. Fees. Borrower, Prior Owner and Lender have agreed that, simultaneously with the execution hereof, all fees, costs, and charges arising in connection with the execution of this Agreement, including without limitation, all reasonable attorneys’ fees, title company fees, title insurance premiums, recording costs, and other closing costs incurred by Lender in connection with this Agreement, will be paid by Prior Owner as of the Effective Date (excluding any application fees which will be paid by Borrower), and that Lender shall have no obligation whatsoever for payment thereof.
     10. No Offsets or Defenses. Borrower hereby acknowledges, confirms and warrants to Lender that as of the Effective Date, Borrower neither has nor claims any offset, defense, claim, right of set-off or counterclaim against Lender under, arising out of or in connection with this Agreement, the Note, the Mortgage or any other Loan Document. Borrower covenants and agrees with Lender that if any offset, defense, claim, right of set-off or counterclaim exists as of the Effective Date, Borrower does hereby irrevocably and expressly waive the right to assert such matter. Borrower understands and agrees that the foregoing release is in consideration for the agreements of Lender contained herein, and Borrower will receive no further consideration for such release.
     11. Confirmation. Except as specifically set forth herein, all other terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, the same being confirmed and republished hereby; and except as otherwise specifically set forth herein, the undersigned Borrower hereby assumes, affirms, reaffirms and republishes all of the warranties, covenants and agreements as set forth in the Loan Documents as modified by this Agreement.
     12. Usury Savings Clause. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Borrower and Lender hereby agree that all agreements between them with respect to the Loan, including but not limited to the Loan Documents, whether now existing or hereafter arising are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the money loaned to Borrower, or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum rate of interest under applicable law (the” Maximum Rate”). If from any circumstance whatsoever, fulfillment of any provisions of this Agreement or the Loan Documents at the time performance of such provisions shall be due would involve transcending the limit of validity prescribed by law, then, automatically, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Lender should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Rate, such excessive interest shall be applied to the reduction of the principal amount owing with respect to the Loan or on account of the other indebtedness secured by the Loan Documents or Borrower’s Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Loan and such other indebtedness, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan and other indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness is uniform throughout the actual term of the Loan and does not exceed the Maximum Rate throughout the entire term of the Loan, as appropriate. The terms and provisions of this Section 12 shall control every other provision of this Agreement and all other agreements between Borrower and Lender.
     13. Modifications, Waiver. No waiver, modification, amendment, discharge, or change of any of the Loan Documents shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.
     14. No Novation .THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PRIORITY OF ANY OF THE LENDER’S LIENS IN ANY OF THE COLLATERAL SECURING THE EXISTING NOTE IN ANY WAY, INCLUDING, BUT NOT LIMITED TO, THE LIENS, SECURITY INTERESTS AND ENCUMBRANCES CREATED BY THE MORTGAGE.
     15. Recitals True. Prior Owner, Prior Guarantor and Lender each hereby approve the recitations set forth in the preamble of this Agreement and agree that said recitations are true and correct in all respects as of the Effective Date. Borrower and New Guarantor each hereby approve the recitations set forth in Paragraphs E, G, H and I and agree that such recitations are true and correct in all respects as of the Effective Date.
     16. Notices. Lender and Borrower agree that all notice provisions contained in the Loan Documents are hereby modified to amend the notice address for Borrower and Lender, and that from and after the Effective Date the notice address for Lender and Borrower are as follows:
          If to Lender:
c/o Capmark Finance Inc.
3 Ravinia Drive, N.E.

Suite 200
Atlanta, Georgia 30346
Attention: Servicing Department for Loan No. 99-1072809
          If to Borrower:
AmREIT SSPF Preston Towne Crossing, LP
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Attention: Tenel Tayer
     Each party to this Agreement may designate a further change of address by notice given as required in the Mortgage.
     17. Severability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.
     18. Counterpart. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
     19. Governing Law .The terms and conditions of this Agreement shall be governed by the applicable laws of the state in which the Property is located.
     20. Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
     21. Amendment. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by Borrower and Lender.
     22. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the modification of the Loan and fully supersedes all prior agreements and understanding between the parties pertaining to such subject matter.

     23. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
     24. TRIAL BY JURY WAIVER BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND LENDER BY ITS ACCEPTANCE OF THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS AGREEMENT OR THE LOAN DOCUMENTS.
     25. Release. Lender hereby forever releases and discharges Prior Owner and Prior Guarantor from any and all liability and obligation for repaying the Loan and any and all liability, obligation or duty under the Loan Documents and the Prior Owner’s Loan Documents arising from and after the Effective Date; provided, however, that Prior Owner and Prior Guarantor are not released or discharged from any liability, obligation or duty under the Loan Documents executed by Prior Owner or Prior Guarantor or Prior Owner’s Loan Documents (i) arising prior to or simultaneously with the assumption of the Loan by Borrower, excluding any liability for repaying the Loan in accordance with the terms of the Loan Documents arising after the assumption of the Loan by Borrower, including the payment of the outstanding principal balance of the Loan on the Maturity Date; (ii) for any losses or damages suffered, or expenses incurred by Lender as a result of any representation or warranty of Prior Owner or Prior Guarantor in this Agreement that proves to have been false or misleading in any material respect when made or delivered, (iii) in the event the assumption of the Loan by Borrower is deemed void for any reason whatsoever, or (iv) any losses or damages suffered, or expenses incurred by Lender as a result of any fraudulent or tortious conduct by Prior Owner or Prior Guarantor. In all cases, Prior Owner and Prior Guarantor, as applicable, shall bear the burden of proof on the issue of the time at which an act or event first occurred or an obligation first arose, which is the subject of claimed liability under any of the Loan Documents or Prior Owner’s Loan Documents.
     26. Modifications to Loan Documents.
     (a) Section 1.1(a) of the Mortgage is hereby deleted in its entirety and replaced with the following language;
     “Borrower is duly organized and validly existing as a limited partnership and their current status is active under laws of Delaware and is qualified to do business in all other jurisdictions in which Borrower is transacting business.”
     (b) Section 1.1(b) of the Mortgage is hereby modified by deleting the words and figure “execute, deliver” in the first line of Section 1.1(b), and inserting in lieu thereof the words and figures “execute and deliver that certain Loan Assumption Agreement, dated as of December 7, 2006,”.
     (c) Section 1.1(e) of the Mortgage is hereby deleted in its entirety and replaced with the following language:

     “Notwithstanding anything contained herein to the contrary, (i) transfers among AmREIT MIG III PTC/BSQ, LLC (“MIG III”) and PTC/BSQ Acquisition Company, LLC of direct or indirect interests in Borrower shall be permitted, provided, (A) MIG III shall, at all times retain an economic interest in Borrower, and (B) if such transfers of direct or indirect interests in Borrower shall result in an entity which did not previously own more than 49% of the direct or indirect interest in Borrower, owning more than 49% of the direct or indirect interest in Borrower, (1) Borrower shall provide Lender thirty (30) days’ prior written notice of such transfer and (2) Borrower shall cause to be delivered to Lender a substantive non-consolidation opinion reasonably acceptable to Lender; (ii) transfers by PTC/BSQ Acquisition Company, LLC of direct or indirect interests in Borrower to any JPMorgan Entity or any affiliate of any JPMorgan Entity shall be permitted, provided, however, if such transfers of direct or indirect interests in Borrower shall result in an entity which did not previously own more than 49% of the direct or indirect interest in Borrower, owning more than 49% of the direct or indirect interest in Borrower, (1) Borrower shall provide Lender thirty (30) days’ prior written notice of such transfer and (2) Borrower shall cause to be delivered to Lender a substantive non-consolidation opinion reasonably acceptable to Lender; and (iii) any other transfer of direct or indirect interests in Borrower shall be permitted so long as (A) MIG III and/or a JPMorgan Entity shall collectively own, at all times, not less than 50% of the direct and indirect interest in Borrower and (B) MIG III and/or an Advisor Controls Borrower. In no event shall (w) transfers of securities of an entity who is the owner of a direct or indirect interest in Borrower, and whose common stock is traded on a national securities exchange or in the over-the-counter securities market, (x) transfers of units of participation in Commingled Pension Trust Fund (Special Situation Property) of JPMorgan Chase Bank, N.A., (y) transfers of limited partnership interests in New Guarantor so long as New Guarantor continues to be controlled, either directly or indirectly, by AmREIT, a Texas real estate investment trust, or (z) transfers of shares in AmREIT, be considered transfers of direct or indirect interests in Borrower. “JPMorgan Entity” shall mean any pension fund or collective investment fund containing pension funds, separate accounts or other investors for which J.P. Morgan Investment Management Inc. or JPMorgan Chase Bank, N.A. (or one of its parents, affiliates, or subsidiaries) acts as trustee, agent or investment advisor. “Advisor” shall mean J.P. Morgan Investment Management Inc. or JPMorgan Chase Bank, N.A. (or one of its parents, affiliates, or subsidiaries) in their capacity as agent or investment advisor “Control” shall mean the power to direct the management and policies of the Borrower, directly or indirectly, whether through the ownership of voting securities or other beneficial interests by contract or otherwise.”
[SIGNATURES BEGIN ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereby have all executed this Agreement under seal as of the day and year first hereinabove written.

BORROWER:

AMREIT SSPF BERKELEY, LP,
a Delaware limited partnership

By:	AmREIT SSPF BERKELEY GP, LLC,
a Delaware limited liability company,
its sole general partner

	By:	PTC/BSQ Holding Company LLC,
a Delaware limited liability company, its managing member

		By:	AmREIT MIG III PTC/BSQ, LLC,
a Texas limited liability company,
its managing member

			By:	/s/ Chad C. Braun
			Name:	Chad C. Braun
			Title:	Vice President

GUARANTOR:

AMREIT MONTHLY INCOME & GROWTH FUND III,
LTD., a Texas limited partnership

By:	AmREIT Monthly Income & Growth Fund III Corporation,
a Texas corporation, its sole general partner

	By:	/s/ Chad C. Braun

	Name:	Chad C. Braun
	Title:	Vice President

ACKNOWLEDGMENT
STATE OF TEXAS
COUNTY OF HARRIS
This instrument was acknowledged before me on December 5, 2006 by Chad C. Braun, the Vice President of AmREIT MIG III PTC/BSQ, LLC, a Texas limited liability company and the managing member of PTC/BSQ Holding Company LLC, a Delaware limited liability company and the managing member of AmREIT SSPF Berkeley GP, LLC, a Delaware limited liability company and the sole general partner of AmREIT SSPF Berkeley, LP, a Delaware limited partnership, on behalf of said limited partnership.

/s/ Deborah Korkmas
Notary Public in and for the
State of Texas

Name: DEBORAH KORKMAS
My commission expires: 6-21-2009
STATE OF Texas

COUNTY OF Harris
This instrument was acknowledged before me on December 5, 2006 by Chad C. Braun, the Vice President of AmREIT Monthly Income & Growth Fund III Corporation, a Texas corporation and the sole general partner of AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership, on behalf of said limited partnership.

/s/ Deborah Korkmas
Notary Public in and for the
State of Texas

Name: DEBORAH KORKMAS
My commission expires: 5-21-2009

PRIOR OWNER:

BERKELEY CENTER, LTD.,
a Texas limited partnership
By:	Berkeley Center GP LLC, a Delaware
limited liability company, its general
partner

By:	/s/ William L. Hutchinson

William L. Hutchinson, President
ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged on the 29th day of November, 2006, by William L. Hutchinson, President of Berkeley Center, GP LLC, a Delaware limited liability company, on behalf of said limited liability company, in its capacity as general partner of Berkeley Center, Ltd., a Texas limited partnership, on behalf of said limited partnership.

/s/ Betty Duncan Davis
Notary Public in and for the State of Texas

PRIOR GUARANTOR:

/s/ William L. Hutchinson
WILLIAM L. HUTCHINSON (SEAL)
ACKNOWLEDGEMENT

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged on the 29th day of November, 2006, by William L. Hutchinson, an individual.

/s/ Betty Duncan Davis
Notary Public in and for the State of Texas

LENDER:

LaSalle Bank National Association as
Trustee for the registered holders of J.P.
Morgan Chase Commercial Mortgage
Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2005-CIBC12

By:	Capmark Finance Inc., a California
corporation, its authorized agent

	By:	/s/ Lori Sandford

	Name:	Lori Sandford
	Title:	Vice President

STATE OF TEXAS
COUNTY OF COLLIN
This instrument was acknowledged before me on December 5, 2006 by Lori Sandford, the Vice President of Capmark Finance, Inc., a California corporation, the authorized agent for LaSalle Bank National Association as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC12, on behalf of said corporation.
/s/ Brenda Hilbig

NOTARY

Title
My commission expires: 6/19/2006

EXHIBIT A
Legal Description
LOT 3R, BLOCK I
BEING a tract or parcel of land situated in The T.J. Cotton Survey, Abstract No, 202, COLLIN County, Texas and being all of Lot 3R, Block 1, in the Replat of Berkeley Square Addition, an addition to the City of Plano, as recorded in Cabinet H, Page 417 of the Plat Records of COLLIN County, Texas and being more particularly described as follows:
BEGINNING at a 5/8 inch iron pin found for corner a the intersection of the North right-of-way of West Park Boulevard/FM 544, (120 foot ROW) and the West right of way of Ohio Drive (85 foot ROW);
THENCE North 89 degrees 25 minutes 00 seconds West, along the said North right-of-way of West Park Boulevard, a distance of 170.13 feet to a 1/2 inch iron rod pin found for corner, said corner being the common Southwest corner of Lot 3R, Block 1 and the Southeast corner of Lot 2R, Block 1, of the said • Replat of Berkeley Square Addition;
THENCE North 00 degrees 32 minutes 01 second East, along the said common line of Lots 3R and Lot 2R, Block 1 of said addition, passing at 210.00 feet a 1/2 inch iron rod found for the Southwest corner of Lot 2R, Block 1 of said addition and a total distance of 230.00 feet to a 1/2 inch iron rod found for corner, said point being the Northwest corner of Lot 3R, Block 1 of said addition;
THENCE North 57 degrees 00 minutes 00 seconds East, along the North line of said Lot 3R, Block 1 of said addition, a distance of 113.05 feet to a 1/2 inch iron rod found for corner, in the Westerly ROW line of said Ohio Drive, said point also being at the beginning of a non-tangent curve to the right having a central angle of 29 degrees 04 minutes 15 seconds, a radius of 601.93;
THENCE along said Westerly ROW line of Ohio Drive, an are distance of 305.41 feet to a 1/2 inch iron rod found for corner;
THENCE South 00 degrees 31 minutes 18 seconds West, along said Westerly ROW line of Ohio Drive, a distance of 0.14 feet to the POINT OF BEGINNING and CONTAINING 0.909 acre of land, more or less. (39,620 S.F.)
LOT 2R, BLOCK 1
BEING a tract or parcel of land situated in the TJ. Cotton Survey, Abstract No. 202, COLLIN County, Texas and being all of Lot 2R, Block 1, in the Replat of Berkeley Square Addition, an addition to the City of Plano, as recorded in Cabinet H, Page 417 of the Plat Records of COLLIN County, Texas and being more particularly described as follows:
COMMENCING a 5/8 inch iron pin found for corner at the intersection of the North right-of-way of West Park Boulevard/FM 544, (120 foot ROW) and the West right-of-way of Ohio Drive (85 foot ROW);
THENCE North 89 degrees 25 minutes 00 seconds West along the said North right-of-way of West Park Boulevard, a distance of 170.13 feet to the POINT OF BEGINNING and a 1/2 inch iron pin found for corner, said point also being the common Southwest corner of Lot 3R, Block 1 and the Southeast corner of Lot 2R, Block 1, of the Replat of Berkeley Square Addition;

THENCE North 89 degrees 25 minutes 00 seconds West, along the said North right-of-way of West Park Boulevard, a distance of 105.00 feet to a 1/2 inch iron pin found for corner, at the Southwest corner of Lot 2R, Block 1 of said addition;
THENCE North 00 degrees 32 minutes 01 second East, along the West line of Lot 2R, Block 1 of said addition, a distance of 210.00 feet to a 1/2 inch of said addition;
THENCE South 89 degrees 25 minutes 00 seconds East, along the North line of said Lot 2R, Block 1 of said addition, a distance of 105.00 feet to a 1/2 inch iron rod found for corner, at the Northeast corner of said Lot 2R, Block 1 of said addition and in the West line of Lot 3R, Block 1 of said addition;
THENCE South 00 degrees 32 minutes 01 second West along said West line of Lot 3R, Block 1 of said addition, a distance of 210.00 feet to the POINT OF BEGINNING and CONTAINING 0.506 acre tract of land; more or less, (22,050 S.F.)
A PART OF LOT 1R, BLOCK 1
BEING a tract or parcel of land situated in the T J. Cotton Survey, Abstract No. 202, COLLIN County, Texas and being all of Lot 2R, Block 1, in the Replat of Berkeley Square Addition, an addition to the City of Plano, as recorded in Cabinet H, Page 417 of the Plat Records of COLLIN County, Texas and being more particularly described as follows:
COMMENCING a 5/8 inch iron pin found for corner at the intersection of the North right-of-way of West Park Boulevard/FM 544, (120 foot ROW) and the West right-of-way of Ohio Drive (85 foot ROW);
THENCE North 89 degrees 25 minutes 00 seconds West along the said North right-of-way of West Park Boulevard, a distance of 275.13 feet to the POINT OF BEGINNING and a 1/2 inch iron pin found for corner, said point also being the common Southwest corner of Lot 2R, Block 1, of the said Replat of Berkeley Square Addition;
THENCE North 00 degrees 19 minutes 00 seconds East, departing said North right-of-way line along the common boundary between said Preston Towne Crossing and Berkeley Square Addition, a distance of 514.26 feet to a 1/2 inch iron pin set for corner,
THENCE North 90 degrees 00 minutes 00 seconds East, a distance of 331.81 to a 1/2 inch iron pin set for corner, in the 60 foot radius of the Early Morn Drive, at the beginning of a non-tangent curve to the left, having a central angle of 90 degrees 00 minutes 00 seconds, a radius of 60.00 feet;
THENCE along said radius of Early Morn Drive, an arc distance of 92.24 feet to a 1/2 inch iron rod found for corner;
THENCE South 89 degrees 25 minutes 00 seconds East, a distance of 363.12 feet to a 5/8 inch iron pin found for corner, said point being the point of curvature of a curve to the left having a radius of 229.95 feet;
THENCE along said curve to the left, a distance of 192.44 feet through a central angle of 47 degrees 57 minutes 00 seconds to a 5/8 inch iron pin found, said point being the intersection of the South right-of-way line of Early Morn Drive and the said West right-of-way line of Ohio Drive;
THENCE South 47 degrees 22 minutes 00 seconds East, departing the said right-of-way line of Early Morn Drive, along the said South right-of-way line of Ohio Drive, a distance of 125.00 feet to a 5/8 inch

Iron pin found for corner, said point being the point of curvature of a curve to the right having a radius of 601.93 feet;
THENCE along said curve to the right, a distance of 197.66 feet through a central angle of 18 degrees 48 minutes 53 seconds to a point of tangency and a 5/8 inch iron pin found for corner, at the Northeast corner of Lot 3R, Block 1, of said addition; THENCE South 57 degrees 00 minutes 00 seconds West, along the North line of Lot 3R, Block 1, a distance of 113.05 feet to a 1/2 inch iron rod found for corner,
THENCE South 00 degrees 32 minutes 0] second West, along the West line of Lot 3R, Block 1, a distance of 20.00 feet to a 1/2 inch iron rod found for corner, at the Northeast corner of Lot 2R, Block 1 of said addition;
THENCE North 89 degrees 25 minutes 00 seconds West, along the North line of said Lot 2R, Block 1, a distance of 105.00 feet to a 1/2 inch iron rod found for corner, a the Northwest corner of said Lot 2R, Block 1;
THENCE South 00 degrees 32 minutes 01 seconds West, along the West line, of said Lot 2R, Block 1, a distance of 210.00 feet to the POINT OF BEGINNING and CONTAINING 11.240 acres of land, more or less. (489,616 S.F.)
A PART OF LOT 1R, BLOCK 1
BEING a tract or parcel of land situated in the T.J. Cotton Survey, Abstract No. 202, COLLIN County, Texas and being all of Lot 2R, Block 1, in the Replat of Berkeley Square Addition, an addition to the City of Plano, as recorded in Cabinet H, Page 417 of the Plat Records of COLLIN County, Texas and being more particularly described as follows:
COMMENCING a 5/8 inch iron pin found for corner at the intersection of the North right-of-way of West Park Boulevard/FM 544, (120 foot R0W) and the West right-of-way of Ohio Drive (85 foot ROW);
THENCE North 89 degrees 25 minutes 00 seconds West along the said North right-of-way of West Park Boulevard, a distance of 1214.88 feet;
THENCE North 00 degrees 19 minutes 00 seconds East, departing said North right-of-way line along the common boundary between said Preston Towne Crossing and Berkeley Square Addition, a distance of 514.26 feet to the POINT OF BEGINNING, a 1/2 inch iron pin set for corner;
THENCE North 00 degrees 19 minutes 00 seconds East, departing said North right-of-way line along the common boundary between said Preston Towne Crossing and Berkeley Square Addition, a distance of 353.81 feet to a 1/2 inch iron pin set for corner, said point being in the South line of a 9.725 acre tract as conveyed to Highwood Apartments, as recorded in Volume C, Page 480, Plat Records, COLLIN County, Texas;
THENCE South 89 degrees 25 minutes 00 seconds East, departing said common line along the boundary between said Berkeley Square Addition and Highwood Apartments, a distance of 451.81 feet to a 5/8 inch iron pin found for corner, said point being in the West line of a 0.406 acres Stiles Tract as recorded in Volume 1747, Page 581, Deed Records, COLLIN County, Texas;
THENCE South 00 degrees 19 minutes 00 seconds West, departing said common line along the common boundary between said Berkeley Square Addition and 0.406 acre Stiles Tract, a distance of 353.81 feet to a 1/2 inch iron pin found for corner, in the 60 foot radius of the Early Morn Drive, at the beginning of a nontangent curve to the left, having a central angle of 180 degrees 00 minutes 00 seconds, a radius of 60.00 feet;
THENCE along said radius of Early Morn Drive, and curve to the left, an arc distance of 188.50 feet to a 1/2 inch iron rod found for corner;
THENCE South 90 degrees 00 minutes 00 seconds West, a distance of 331.81 feet to the POINT OF BEGINNING and CONTAINING 3.5399 acres of land, more or less. (154,199 S.F.)
Filed and Recorded
Official Public Records
Brenda Taylor, County Clerk
Collin County, TEXAS
12/08/2006 02:36:23 PM
$108.00 DLAIRD
20061208001734840

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